Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of JD.com, Inc. of our report dated April 26, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting of Bitauto Holdings Limited, which appears in JD.com, Inc.’s Annual Report on Form 20-F/A (Amendment No. 1) for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

December 3, 2019